Exhibit 10.2
*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
SETTLEMENT AGREEMENT
     THIS SETTLEMENT AND AGREEMENT (the “Settlement Agreement”) is made effective as of April 15, 2009 (“Effective Date”), by and between AKORN, INC., a Louisiana corporation, having a principal place of business located at 2500 Millbrook Drive, Buffalo Grove, IL 60089 (“Akorn”), and Massachusetts Biologic Laboratories of the University of Massachusetts Medical School, having a principal place of business located at 460 Walk Hill Street, Boston, MA 02126 (“MBL”). Akorn and MBL are sometimes referred to herein individually as “Party,” or collectively, as the “Parties.”
RECITALS
     WHEREAS, the Parties entered into that certain Exclusive Distribution Agreement, dated March 22, 2007, pursuant to which Akorn became the exclusive distributor in the United States and Puerto Rico of Tetanus-Diphtheria vaccine (the “Product”) manufactured by MBL (the “Exclusive Distribution Agreement”);
     WHEREAS, by an Amendment with an effective date of July 3, 2008, an Amendment with an effective date of July 30, 2008, and an Amendment with an effective date of August 1, 2008 (the “Third Amendment”), MBL and Akorn amended the Exclusive Distribution Agreement for certain purposes (the “Pre-Settlement Modified Agreement”);
     WHEREAS, since the effective date of the Third Amendment, a dispute arose between the Parties whereby MBL claimed that Akorn was and continued to be in breach of the Pre-Settlement Modified Agreement for failure to timely make payments and take delivery of the Product as required by the Pre-Settlement Modified Agreement (the “Dispute”);
     WHEREAS, the Parties entered into a binding letter agreement (the “Letter Agreement”) on March 27, 2009 under which, among other points (i) Akorn acknowledged its outstanding past due payment obligations to MBL in the amount of $5,750,000 (the “Past Due Amount”) and its failure to take delivery of required doses of Product on March 11, 2009 (collectively, the “Specified Defaults”); and (ii) the Parties agreed to the resolution of the Dispute as set forth below;
     WHEREAS, on April 13, 2009, Akorn paid to MBL $1,000,000 of the Past Due Amount (the “April $1 Million Payment”);
     WHEREAS, pursuant to the Letter Agreement, the Parties resolved the Dispute subject to the terms and conditions set forth therein, including the following: (a) the amendments to the Pre-Settlement Modified Agreement immediately taking effect as of

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
the execution and delivery of the Letter Agreement including the conversion of the Pre-Settlement Modified Agreement into a non-exclusive agreement and the suspension of Akorn’s obligation to make any further minimum purchases of Product and to otherwise comply with the delivery schedule set out in the Pre-Settlement Modified Agreement through the LOC Delivery Date (as defined in the Letter Agreement); and (b) in exchange for such amendments and the other amendments contemplated therein, an obligation to pay MBL the sum of (Y) the Past Due Amount (less the April $1 Million Payment) and (Z) $4,750,000 (collectively, the “Settlement Payment”), which obligation shall be secured by a letter of credit in the amount of $10,500,000;
     WHEREAS, but for the amendments to the Pre-Settlement Modified Agreement set forth in the Letter Agreement, the liability of Akorn thereunder would greatly exceed the Settlement Payment plus the April $1 Million Payment;
     WHEREAS, as required under the Letter Agreement the Parties are entering into this Settlement Agreement as necessary to implement the settlement of the Dispute.
     NOW, THEREFORE, in consideration of the mutual promises, terms, conditions, provisions and covenants described herein, which consideration is hereby acknowledged by the Parties, the Parties hereby agree as follows:
AGREEMENT
     1. Recitals. The recitals set forth above are incorporated into this Settlement Agreement.
     2. Settlement Payment Schedule. The Settlement Payment shall be paid by Akorn by wire transfer to MBL according to the following schedule (the “Settlement Payment Schedule”):

Payment Due Date	Amount of Payment
May 13, 2009	$1,500,000.00
June 13, 2009	$2,000,000.00
July 13, 2009	$1,500,000.00
August 13, 2009	$1,500,000.00
September 13, 2009	$1,500,000.00
June 30, 2010	$1,500,000.00

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Each such amount shall be paid regardless of the termination of the Pre-Settlement Modified Agreement, as amended by the Letter Agreement and by the Amendment (as defined below), and as may be further amended and modified (the “Modified Agreement”). Notwithstanding anything to the contrary contained in this Settlement Agreement, the execution and delivery of this Settlement Agreement does not constitute a novation, payment or termination of the obligations of Akorn under the Pre-Settlement Modified Agreement, as amended by the Letter Agreement, giving rise to the Settlement Payment.
Wire transfer instructions for each such payment by Akorn are as follows:
Bank of America, N.A.
ABA Routing Number: [***...***]
Account Number: [***...***]
Checking Account
Bank Phone Number: 800-432-1000
     3. Standby Irrevocable Letter of Credit. As security for, among other things, the timely payment by Akorn of the Settlement Payment in accordance with the Settlement Payment Schedule, Akorn or its designee shall deliver to MBL on or before the Effective Date the letter of credit described in the Letter Agreement (including draw, reduction and expiration terms, as may be extended or replaced from time to time, the “Letter of Credit”).
     4. Draws under Letter of Credit. MBL agrees that it only shall be permitted to draw on the Letter of Credit upon the occurrence of any of the following:
               (i) if any required payment in respect of the Settlement Payment is not timely paid according to the Settlement Payment Schedule and such payment has not, at the time of the draw under the Letter of Credit, been paid to MBL by Akorn by wire transfer;
               (ii) if any payment by Akorn to MBL of the Settlement Payment or any portion thereof, or the payment by Akorn to MBL of the $1 Million Payment (as defined in the Letter Agreement) or any portion thereof, or the payment by Akorn to MBL of the April $1 Million Payment or any portion thereof, is avoided, set aside, recovered or otherwise required to be repaid by MBL; and/or
               (iii) if (A) Akorn is the debtor in a bankruptcy or other insolvency proceeding (whether voluntary or involuntary) (an “Insolvency Proceeding”) and such proceeding commenced on or before October 5, 2010 and (B) no Replacement Letter of Credit has been issued to and received by MBL on or before the fifth business day prior to the expiration date of the Letter of Credit or a Replacement Letter of Credit, if applicable.

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
               (iv) As used herein, “Replacement Letter of Credit” means either an amendment extending the expiration of the Letter of Credit (or a previous Replacement Letter of Credit, if applicable) or a letter of credit issued for the benefit of MBL by a United States commercial bank reasonably acceptable to MBL in an amount not less than the sum of all payments made by Akorn to MBL pursuant to this Settlement Agreement during the 95 day period preceding the commencement of an Insolvency Proceeding, which amendment or letter of credit, as applicable, is in form and substance reasonably satisfactory to MBL.
     5. Amendment to Pre-Settlement Modified Agreement. As required by the Letter Agreement, the Parties agree to simultaneously herewith execute and deliver the amendment to the Pre-Settlement Modified Agreement, as amended by the Letter Agreement, in the form attached hereto as Exhibit A (the “Amendment”).
     6. Waiver of Specified Defaults. Upon the execution and delivery of this Settlement Agreement by Akorn, and MBL’s receipt of the Letter of Credit, the Specified Defaults automatically shall be waived.
     7. Release.
     7.1 AKORN (IN ITS OWN RIGHT AND ON BEHALF OF ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS), RELEASES, ACQUITS, AND FOREVER DISCHARGES MBL AND ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY, THE “MBL RELEASED PARTIES”), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE MBL RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH AKORN HAS AGAINST THE MBL RELEASED PARTIES AND WHICH AROSE PRIOR TO THE EFFECTIVE DATE, IN CONNECTION WITH OR RELATED TO THE PRE-SETTLEMENT MODIFIED AGREEMENT, AS AMENDED BY THE LETTER AGREEMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE “MBL RELEASED CLAIMS”), PROVIDED, HOWEVER, IN NO EVENT SHALL THE MBL RELEASED CLAIMS INCLUDE MBL’S OBLIGATIONS UNDER THIS SETTLEMENT AGREEMENT AND/OR THE MODIFIED AGREEMENT ON AND AFTER THE EFFECTIVE DATE.
     7.2 UPON MBL’S RECEIPT OF THE LETTER OF CREDIT, MBL (IN ITS OWN RIGHT AND ON BEHALF OF ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS),

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
RELEASES, ACQUITS, AND FOREVER DISCHARGES AKORN AND ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY, THE “AKORN RELEASED PARTIES”), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE AKORN RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH MBL HAS AGAINST THE AKORN RELEASED PARTIES AND WHICH AROSE PRIOR TO THE EFFECTIVE DATE, IN CONNECTION WITH OR RELATED TO THE PRE-SETTLEMENT MODIFIED AGREEMENT, INCLUDING, BUT NOT LIMITED TO THE SPECIFIED DEFAULTS, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE “AKORN RELEASED CLAIMS”), PROVIDED, HOWEVER, IN NO EVENT SHALL THE AKORN RELEASED CLAIMS INCLUDE THE OBLIGATIONS OF AKORN UNDER THIS SETTLEMENT AGREEMENT AND/OR THE MODIFIED AGREEMENT ON AND AFTER THE EFFECTIVE DATE.
     8. Representations and Warranties (Akorn). To induce MBL to enter into this Settlement Agreement, Akorn represents and warrant to MBL as follows:
               (i) Authority. The execution, delivery and performance of this Settlement Agreement and the Amendment hereby have been duly authorized by all requisite action on the part of Akorn and do not and will not violate the articles of incorporation or bylaws, partnership agreement, or other governance document or agreement of Akorn, any other material agreement to which Akorn is a party, or any law, rule or regulation, or any order of any court, governmental authority or arbitrator by which Akorn or any of its respective properties is bound.
     9. Representation and Warranty (MBL). To induce Akorn to enter into this Settlement Agreement, MBL represents and warrant to Akorn as follows:
               (i) Authority. The execution, delivery and performance of this Settlement Agreement and the Amendment have been duly authorized by all requisite action on the part of MBL and do not and will not violate the governance document or agreement of MBL, any other material agreement to which MBL is a party, or any law, rule or regulation, or any order of any court, governmental authority or arbitrator by which MBL or any of its respective properties is bound.
     10. Information. For the remaining duration of the Modified Agreement, Akorn will deliver to MBL by the fifth business day of each month (i) a monthly cash forecast for the Product to be sold pursuant to the Modified Agreement, and (ii) monthly

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
inventory and sales information for Product. Additionally Akorn will deliver to MBL quarterly financial results as and when filed with the United States Securities and Exchange Commission.
     11. No Implied Waivers. No failure or delay on the part of MBL in exercising, and no course of dealing with respect to, any right, power or privilege under this Settlement Agreements, the Modified Agreement, the Letter of Credit or any other document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Settlement Agreement, the Modified Agreement, the Letter of Credit or any other document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     12. ENTIRE AGREEMENT; AMENDMENT, ETC. THIS SETTLEMENT AGREEMENT, THE MODIFIED AGREEMENT, AND THE LETTER OF CREDIT HEREBY EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO REGARDING MBL’S FORBEARANCE WITH RESPECT TO ITS RIGHTS AND REMEDIES ARISING AS A RESULT OF THE SPECIFIED DEFAULTS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by Akorn and MBL. Nothing in this Settlement Agreement, expressed or implied, shall be construed to confer upon any person or entity (other than the Parties and their respective successors and assigns) any legal or equitable right, remedy or claim under or by reason of this Settlement Agreement, except that the John N. Kapoor Trust DTD 9/20/89 shall be an intended beneficiary of Section 4.
     13. Confidentiality. The Parties understand and agree that the terms and conditions of this Settlement Agreement are and shall at all times remain confidential, unless this Settlement Agreement or its contents become Public Information. Neither Party shall disclose this Settlement Agreement or its contents, except that a Party may disclose this Settlement Agreement or its contents: (i) to a Party’s attorneys, accountants and other advisors; (ii) to any other person or entity, if the failure to make such disclosure would constitute a breach of, or default under, an agreement between a Party and such other person or entity; (iii) if required or reasonably necessary in connection with any Legal Proceeding; or (iv) pursuant to any applicable laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any court of competent jurisdiction, arbitration or Governmental Authority in any relevant jurisdiction to the extent that such

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Party may reasonably consider necessary to protect its interests. For purposes hereof, the following terms shall have the following meanings:
               (i) “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
               (ii) “Legal Proceeding” means any action, suit, audit, investigation or proceeding of any nature, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.
               (iii) “Public Information” means information that is or becomes public knowledge other than as a direct or indirect result of any breach of this Agreement.
     14. Notices. All notices to be given under this Settlement Agreement shall be in writing and shall be delivered personally, by facsimile machine with a copy mailed by certified mail, or by certified mail postage prepaid, to the following addresses:

If to Akorn:	Akorn, Inc. 150 S. Wyckles Road Decatur, IL 62522 Facsimile No.: (847) 279-6123 Attention: John N. Kapoor, P.H.d.

If to MBL:	Massachusetts Biologic Laboratories University of Massachusetts Medical School 460 Walk Hill Street Boston, MA 02126 Facsimile No.: (617) 474-3240 Attention: Donna M. Ambrosino, M.D.
Notices shall be effective upon receipt if personally delivered; on the first business day following the date of facsimile transmission; or on the third business day following the date of mailing. A Party may change the address for notices by notifying the other Party of such change in accordance with this Section.
     15. Litigation. The Parties agree to bear their own costs, attorneys’ fees and all other expenses associated with the Dispute between the Parties described herein. In

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
the event any litigation or contested proceeding arises between or among the Parties relating to this Settlement Agreement, the prevailing Party shall be entitled to recover as costs, in addition to all costs provided by law, all actual costs and expenses incurred, including attorneys’ fees.
     16. Choice of Law and Venue: Jury Trial Waiver.
               (i) THE VALIDITY OF THIS SETTLEMENT AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF COMMONWEALTH OF MASSACHUSETTS.
               (ii) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE MODIFIED AGREEMENT MAY BE TRIED AND LITIGATED IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SUFFOLK, COMMONWEALTH OF MASSACHUSETTS. AKORN WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 16(ii).
               (iii) AKORN HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SETTLEMENT AGREEMENT, THE MODIFIED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AKORN REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     17. Independent Judgment. The Parties agree and pledge that in making this Settlement Agreement, they rely on their own respective judgment, belief and knowledge, and not on any representations or statements made by any other Party, or any other Party’s officers, agents, representatives, or counsel, except as specifically set forth herein. The Parties acknowledge that they have had the opportunity to consult with counsel of their choosing concerning the terms and conditions of this Settlement Agreement, and that the execution thereof is the free act and deed of each Party.

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
     18. Construction of Settlement Agreement. The language of all parts of this Settlement Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either Party. Neither Party shall be deemed to be the drafting party of this Settlement Agreement for purposes of construction and interpretation.
     19. Successors and Assigns. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and each of their respective legal representatives, successors and assigns.
     20. Severability. If any provision of this Settlement Agreement, or any part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision of this Settlement Agreement, or any part thereof, shall nevertheless continue in full force and effect.
     21. Execution in Counterparts. This Settlement Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.
[Signature page follows]

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
     IN WITNESS WHEREOF, the Parties have entered into this Settlement Agreement as of the date first above written.

AKORN, INC.
By:	/s/ Jeffrey A. Whitnell
	Name:	Jeffrey A. Whitnell
	Title:	CFO

MASSACHUSETTS BIOLOGIC LABORATORIES OF THE UNIVERSITY OF MASSACHUSETTS MEDICAL SCHOOL
By:	/s/ Donna M. Ambrosino
Donna M. Ambrosino, M.D.
	Title:	Director

[Signature Page to Settlement Agreement]

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
EXHIBIT A
[See Attached]

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

MassBiologics University of Massachusetts Medical School 460 Walk Hill Street, Boston, MA 02126 Telephone: 617-474-3000 Facsimile: 617-474-3240
March 27, 2009
Via Email And FedEx
John N. Kapoor, Ph.D., Chairman
Akorn, Inc.
1925 West Field Court, Suite 300
Lake Forest, IL 60045
jkapoor@ejfinancial.com

Re:	Distribution Agreement — Revised Proposal
Dear John:
I write with respect to resolving various issues arising under the Exclusive Distribution Agreement, dated as of March 22, 2007, between Akorn, Inc. (“Akorn”) and the Massachusetts Biologic Laboratories of the University of Massachusetts (“MBL”) (as amended, our “Distribution Agreement”). MBL makes Akorn the following offer to resolve the parties’ outstanding issues, and to amend the Distribution Agreement accordingly (the “Offer”):
     1. Amount Owed. Giving effect to Akorn’s payment of $1,000,000 on March 13, 2009 (the “$1 Million Payment"), Akorn currently owes MBL $5,750,000 million for Td vaccine shipments delivered and accepted (the “Amount Owed”). Payment of the Amount Owed is past due.
     2. Failure to Pick-Up. Akorn acknowledges its failure to take delivery of the shipment of [***...***] doses of Td vaccine scheduled for Akorn’s pick-up on March 11, 2009, as required under the Distribution Agreement.
     3. Total Amount Owed. In exchange for the Distribution Agreement amendments set out in Section 6 (Distribution Provisions), Akorn hereby agrees to pay to MBL the additional amount of $4,750,000 (such amount together with the Amount Owed, the “Total Amount”). The Total Amount, therefore, equals $10,500,000.00.
     4. Pay-Off. Akorn shall pay the remaining Total Amount by wire transfer in accordance with the payment schedule attached as Exhibit A (“Payment Schedule”). Wire transfer instructions are as follows:

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
BANK OF AMERICA, N.A.
ABA Routing [***...***]
Account [***...***]
Checking Account
Bank Phone # (800) 432-1000
     5. Standby Irrevocable Letter of Credit. As security for the timely payment by Akorn of the Total Amount in accordance with the Payment Schedule, and to reimburse MBL in the event any such payment (or any portion thereof) and/or the $1 Million Payment (or any portion thereof) is avoided, set aside, or otherwise required to be repaid by MBL (whether pursuant to or in connection with a bankruptcy or similar proceeding involving Akorn or otherwise), Akorn or its designee shall provide to MBL on or before April 13, 2009 (the “LOC Delivery Date”) an irrevocable transferable standby letter of credit that meets the following three criteria: the letter of credit shall be (i) in form and substance reasonably satisfactory to MBL (provided that MBL shall not make unreasonable modifications to the bank’s form letter of credit); (ii) in the amount of $10,500,000.00, and (iii) confirmed by a United States bank acceptable to MBL (the “Letter of Credit”). Provided (x) on or before April 6, 2009, Akorn delivers to the issuing bank all documents and materials (other than funding), needed by the bank to issue a Letter of Credit meeting the requirements of the previous sentence, (y) Akorn does not request changes to this Letter of Credit after April 6, 2009 (unless the request is objectively based on clear and convincing justification), and (z) the Letter of Credit is funded by Akorn as of April 13, 2009, then the LOC Delivery Date shall be extended on a day for day basis for each day of negotiations between MBL and the issuing bank over the form and substance of the Letter of Credit which continue subsequent to April 13, 2009. MBL will be able to draw on such Letter of Credit but, in each case, only in the amount not so paid or so avoided, set aside, or repaid, at such time (a) that any required payment in respect of the Total Amount is not timely paid according to the Payment Schedule, or (b) that any such payment (or any portion thereof) is avoided, is set aside, recovered or is otherwise required to be repaid by MBL, or (c) that the $1 Million Payment (or any portion thereof) is avoided, set aside, recovered or is otherwise required to be repaid by MBL. Provided that no bankruptcy, receivership or other similar proceeding is filed by or against Akorn within the 95 day period immediately subsequent to each payment of the Total Amount in accordance with the Payment Schedule, then the amount of the Letter of Credit shall be reduced by the amount of such payment, and such reduction shall take place 95 days after each associated payment. The Letter of Credit shall not expire until 95 days after the sooner to occur of payment in full in immediately available funds of the Total Amount or June 30, 2010, provided, however in the event that prior to the expiration of such 95 day period, a bankruptcy, receivership or other similar proceeding is filed by or against Akorn, the Letter of Credit shall not expire until all applicable time limitation periods (including under Section 546 of the Bankruptcy Code) relating to the avoidance, setting aside, recovery or repayment of any payments made by Akorn to MBL in respect of the Total Amount or the $1 Million Payment shall have expired and no action, litigation or other proceeding in respect thereof shall have been commenced against MBL or, if any such action, litigation or other proceeding shall have been so commenced, the same shall have been resolved by a final order of a court of competent jurisdiction and 5 days from the entry of such order shall have passed.

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
     6. Distribution Provisions
          6.1 Provisions Taking Immediate Effect. The following amendments to the Distribution Agreement shall become effective as of Akorn’s acceptance of this Offer:
               6.1.1 Non-Exclusive Distribution. Akorn will no longer act as MBL’s exclusive distributor under the Distribution Agreement and the Distribution Agreement will be amended to become non-exclusive. Specifically, Akorn will be one of MBL’s, but not the sole, FDA authorized distributors.
               6.1.2 Pricing; Reduced Pricing. Pricing to Akorn for Td Vaccine shall be as set out in the Distribution Agreement; provided, however, that if MBL offers more favorable per dose pricing to MBL’s other distributors (“Reduced Per Dose Pricing”), then (i) MBL shall notify Akorn, and (ii) during the period of such Reduced Per Dose Pricing, MBL shall offer the same Reduced Per Dose Pricing to Akorn on orders that Akorn places and takes delivery on, during such period. These Reduced Per Dose Pricing provisions shall not apply to any Td Vaccine sold by MBL under contracts arising from CDC Solicitation Number 2009-N-11074 Vaccine for Children, and MBL’s pricing under such contracts shall not be effected by MBL’s relationship with Akorn. MBL and others will be entitled to sell to others MBL’s Td Vaccines product labeled with Akorn’s NDC currently in MBL’s possession.
               6.1.3 Suspension of Minimum Purchase Obligations. Akorn’s obligation to make any further minimum purchases of Td vaccine products and to otherwise comply with the delivery schedule set out in the Distribution Agreement is hereby suspended through the LOC Delivery Date.
          6.2 Provisions Taking Effect upon Delivery of LOC. On the strict condition that, in compliance with the terms of this Offer, MBL receives the Letter of Credit on or before the LOC Delivery Date (the “Required Condition”), the following amendments to the Distribution Agreement will go into effect as of the LOC Delivery Date:
               6.2.1 Removal of Minimum Purchase Obligation. Upon fulfillment of the Required Condition (and under no other circumstances), the Distribution Agreement shall be amended such that Akorn will not be obligated to make any minimum purchases of Td vaccine products and will purchase on an as needed basis with the quantity to be mutually agreed.
               6.2.2 Resale on Termination; Termination without Cause. Upon fulfillment of the Required Condition (and under no other circumstances), the Distribution Agreement will also be amended to include a revised termination provision eliminating the prohibition on the resale of product in the event of a termination for cause and giving either party the right to terminate the agreement for any reason without penalty on 90 days written notice; provided, however, that such right to terminate without cause shall not affect Akorn’s obligations under sections 1, 3, and 4, above, or MBL’s rights hereunder (including under Section 5, above) or under the Letter of Credit or the Documents. Until termination thereof, Akorn would remain subject to all other provisions of the Distribution Agreement (except as such provisions are expressly amended in accordance with this proposal).

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
     7. Payment Terms. For all future orders under the Distribution Agreement, payment terms will be that Akorn shall pay for the order in full in cash upon placing the order with MBL.
     8. Amended Cure Period. Akorn agrees that the cure period set out in Section 11(a) of the Distribution Agreement is hereby amended such that, notwithstanding anything to the contrary contained in the Distribution Agreement, (a) Akorn’s ability and right to cure defaults or other breaches of the Distribution Agreement in existence as of the date of this Offer shall expire as of the LOC Delivery Date, and (b) the Distribution Agreement automatically shall terminate if, as of the expiration of the LOC Delivery Date, Akorn has failed to fulfill the Required Condition.
     9. Information. For the remaining duration of the Distribution Agreement, Akorn will deliver to MBL by the fifth business day of each month (i) a monthly cash forecast for the MBL Td Vaccine product to be sold pursuant to the Distribution Agreement (as amended by this letter agreement); and (ii) monthly inventory and sales information for the MBL Td Vaccine product. Additionally Akorn will deliver to MBL quarterly financial results as and when filed with the SEC.
     10. Documents. Documents necessary to implement, or being delivered in connection with, this Offer (including a forbearance agreement) (collectively, the “Documents”), shall conform in all respects to the terms of this Offer, and shall otherwise be in form and substance mutually reasonably acceptable to Akorn and MBL, provided. Akorn shall deliver draft Documents to MBL as soon as practicable and the parties will work together in good faith to execute the Documents on or before the LOC Delivery Date.
     11. Forbearance. So long as Akorn complies with the terms hereof, the amended Distribution Agreement, and the Documents, MBL will forebear from declaring a breach or otherwise acting to terminate the Distribution Agreement, as amended hereby and in connection herewith.
     12. Binding Effect. All terms material to the parties’ resolution of the current issues under the Distribution Agreement are contained in this Offer and, once accepted by Akorn, these terms shall be legally binding and fully enforceable.
If this Offer meets with your approval, please accept this Offer by signing below, and then return to me one fully executed copy of this Offer no later than 10:00 p.m., EDT March 27, 2009, after which date this Offer will expire.

Very truly yours, Massachusetts Biologic Laboratories of the University of Massachusetts Medical School
By:	/s/ Donna M. Ambrosino, M.D.
	Name:	Donna M. Ambrosino, M.D.
	Title:	Director

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Agreed and Accepted by
     The undersigned hereby agrees to and accepts the Offer, as of March 27, 2009.

Akorn Inc.
By:	/s/ John N. Kapoor, P.h.D.
	Name:	John N. Kapoor, P.h.D.
	Title:	Chairman, Duly Authorized

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
EXHIBIT A
Payment Schedule

Payment Date	Amount of Payment	Remaining Balance
Balance Due, March 18, 2009		$10,500,000.00
April 13, 2009	$1,000,000.00	$9,500,000.00
May 13, 2009	$1,500,000.00	$8,000,000.00
June 13, 2009	$2,000,000.00	$6,000,000.00
July 13, 2009	$1,500,000.00	$4,500,000.00
August 13, 2009	$1,500,000.00	$3,000,000.00
September 13, 2009	$1,500,000.00	$1,500,000.00
June 30, 2010	$1,500,000.00	$0.00

*	CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.